UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2024

Cimpress plc

(Exact Name of Registrant as Specified in Its Charter)

Ireland	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor Building 3, Finnabair Business and Technology Park A91 XR61
Dundalk, Co. Louth
Ireland
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +353 42 938 8500 not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Ordinary Shares, nominal value per share of €0.01	CMPR	NASDAQ Global Select Market

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 3 to Credit Agreement

On September 26, 2024, Cimpress plc (“we,” “us,” or “Cimpress”) entered into Amendment No. 3 (the “Amendment”), among Cimpress and five of its subsidiaries, Vistaprint Limited, Cimpress Schweiz GmbH, Vistaprint B.V., Vistaprint Netherlands B.V. and Cimpress USA Incorporated, as borrowers (collectively, the “Borrowers”); Cimpress’ subsidiaries that guaranty the Borrowers’ obligations; the financial institutions listed on the signature pages thereof; and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), which amends the senior secured Credit Agreement dated as of October 21, 2011, as amended and restated as of February 8, 2013, as further amended and restated as of July 13, 2017, as further amended and restated as of May 17, 2021, as further amended effective as of July 1, 2023 and as further amended dated as of May 15, 2024, among the Borrowers, the lenders named therein as lenders, and the Administrative Agent (the “Existing Credit Agreement” and, as amended by the Amendment, the “Credit Agreement”).

The Amendment makes the following changes to the Credit Agreement:

•

The Amendment extends the maturity date of the revolving credit facility from May 17, 2026 to September 26, 2029 (subject to a springing maturity to the date that is 91 days prior to the maturity date of the term loan facility if the term loan facility has not been extended, repaid or refinanced on or prior to such date).

•

The Amendment amends the interest rate applicable to any loans under the revolving credit facility, for Term SOFR borrowings bearing interest from Term SOFR (subject to a 0.00% floor) plus 2.50% to 3.00% to Term SOFR (subject to a 0.00% floor) plus 2.25% to 3.00%, depending on our first lien leverage ratio, which is the ratio of our (a) (1) consolidated first lien indebtedness as of the last day of the most recent four-quarter period less (2) the aggregate amount of unrestricted cash as of such date to our (b) consolidated earnings before interest, taxes, depreciation and amortization (as calculated in the Credit Agreement, “EBITDA”) for the most recent four-quarter period, and eliminates the credit spread adjustment for any Term SOFR loans under the revolving credit facility, which was previously 11.448 basis points for one-month interest periods, 26.161 basis points for three-month interest periods, and 42.826 basis points for six-month interest periods.

•	The Amendment decreases the minimum commitment fee we must pay on unused balances from 0.35% to 0.30%, depending on our first lien leverage ratio.

We may from time to time, subject to the satisfaction of customary conditions set forth in the Credit Agreement, increase the loan commitments under the Credit Agreement by the amounts permitted therein, which includes an amount equal to (A) the greater of (x) $366.0 million and (y) 100% of consolidated EBITDA for the most recent four-quarter period plus (B) an unlimited amount subject to pro forma compliance with certain leverage ratios, by adding new commitments or increasing the commitment of willing lenders.

The Amendment is filed as Exhibit 10.1 to this report. The above description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is incorporated herein by reference.

Senior Notes Indenture

On September 26, 2024, Cimpress completed its previously announced offering of $525.0 million in aggregate principal amount of 7.375% Senior Notes due 2032 (the “Notes”). The Notes were issued pursuant to a senior notes indenture (the “Indenture”), dated as of September 26, 2024, among Cimpress, the guarantors named on the signature pages thereto, and U.S. Bank Trust Company, National Association, as trustee, and sold to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States under Regulation S under the Securities Act.

The Notes bear interest at a rate of 7.375% per annum and mature on September 15, 2032. Interest on the Notes will be payable semi-annually on March 15 and September 15 of each year, commencing on March 15, 2025, to the holders of record of such Notes at the close of business on March 1 or September 1, respectively, preceding such interest payment date.

The Indenture contains various covenants, including covenants that, subject to certain exceptions, limit our and our restricted subsidiaries’ ability to: incur and/or guarantee additional debt; pay dividends, repurchase shares or make certain other restricted payments; enter into agreements limiting dividends and certain other restricted payments; prepay, redeem or repurchase subordinated debt; grant liens on assets; merge, consolidate or transfer or dispose of substantially all of our consolidated assets; sell, transfer or otherwise dispose of property and assets; and engage in transactions with affiliates.

At any time prior to September 15, 2027, Cimpress may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount redeemed, plus a make-whole amount as set forth in the Indenture, plus, in each case, accrued and unpaid interest and Additional Amounts (as defined in the Indenture), if any, to, but not including, the redemption date. In addition, at any time prior to September 15, 2027, Cimpress may on any one or more occasions redeem up to 40% of the original aggregate principal amount of the Notes with the net proceeds of certain equity offerings by Cimpress at a redemption price equal to 107.375% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any (which accrued and unpaid interest and Additional Amounts need not be funded with such proceeds), to, but not including, the redemption date. At any time on or after September 15, 2027, Cimpress may redeem some or all of the Notes at the redemption prices specified in the Indenture, plus accrued and unpaid interest and Additional Amounts, if any, to, but not including, the redemption date.

Subject to certain exceptions, upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), Cimpress will be required to make an offer to purchase the Notes at a price in cash equal to 101% of the principal amount of the Notes tendered, plus accrued and unpaid interest to, but not including, the date of purchase.

The Indenture, including the form of the Notes, is filed as Exhibit 4.1 to this report. The above description does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and form of Notes, which are incorporated herein by reference.

The Notes have not been registered under the Securities Act, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This report does not constitute an offer to sell or the solicitation of an offer to buy any Notes, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Cimpress used a portion of the net proceeds of the offering, together with cash on hand, to fund the redemption of all of its 7.0% Senior Notes due 2026 (the “Redemption”), and intends to use the remaining portion of the net proceeds, together with cash on hand, to pay all fees and expenses related to the Redemption, the offering and the Amendment.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Senior Notes Indenture (including form of Notes), dated as of September 26, 2024, among Cimpress plc, certain subsidiaries of Cimpress plc as guarantors thereto, and U.S. Bank Trust Company, National Association, as trustee

10.1	Amendment No. 3, dated as of September 26, 2024, among Cimpress plc (“Cimpress”), Vistaprint Limited, Cimpress Schweiz GmbH, Vistaprint B.V., Vistaprint Netherlands B.V. and Cimpress USA Incorporated, as borrowers (the “Borrowers”); Cimpress’ subsidiaries that guaranty the Borrowers’ obligations; the financial institutions listed on the signature pages thereof; and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), to the senior secured Credit Agreement dated as of October 21, 2011, as amended and restated as of February 8, 2013, as further amended and restated as of July 13, 2017, as further amended and restated as of May 17, 2021, as further amended effective as of July 1, 2023, and as further amended dated as of May 15, 2024, among the Borrowers, the lenders named therein as lenders, and the Administrative Agent

104	Cover Page Interactive Data File, formatted in iXBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 30, 2024

Cimpress plc

By:	/s/ Sean E. Quinn
Sean E. Quinn
Executive Vice President and Chief Financial Officer